Nationwide Financial

LAZARD

CONFIDENTIAL

9 JULY 2008

DISCUSSION MATERIALS

Nationwide Financial

LAZARD

CONFIDENTIAL

Disclaimer

The information herein has been prepared by Lazard based upon information supplied by Nationwide Financial Services, Inc. (the “Company”), or publicly available information, and portions of the information herein may be based upon certain statements, estimates and forecasts provided by the Company with respect to the anticipated future performance of the Company. We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company or any other entity, or concerning solvency or fair value of the Company or any other entity. With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial performance of the Company. We assume no responsibility for and express no view as to such forecasts or the assumptions upon which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard; provided, however, that the Company may disclose to any and all persons the U.S. federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure. Lazard is acting as investment banker to the Special Committee of the Board of Directors of the Company, and will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice.

Nationwide Financial
CONFIDENTIAL

Recent Trading Performance

- The median share price of life insurance peers has decreased by 4.7% since March 7, 2008

	SHARE PRICE					2008E P/E [a]				
				% Change					% Change	
	7/8/08	5/15/08	3/7/2008	To 7/8/08	To 5/15/08	7/8/08	5/15/08	3/7/2008	To 7/8/08	To 5/15/08
NFS	**$47.37**	**$51.00**	**$37.93**	**24.9%**	**34.5%**	**10.6x**	**11.2x**	**8.0x**	**33.3%**	**40.7%**
Public Life Comparables:										
Ameriprise	$41.75	$50.65	$48.78	(14.4%)	3.8%	11.0x	13.3x	11.0x	(0.0%)	21.3%
Genworth	17.71	23.53	21.92	(19.2%)	7.3%	7.7	10.0	8.2	(6.6%)	21.5%
Lincoln	46.98	54.70	48.55	(3.2%)	12.7%	8.5	9.9	8.4	2.0%	18.8%
Manulife	36.99	39.22	36.77	0.6%	6.7%	12.8	13.4	12.1	5.5%	11.2%
MetLife	53.91	62.30	56.47	(4.5%)	10.3%	8.7	10.0	9.1	(4.5%)	10.3%
Principal	41.77	56.06	51.68	(19.2%)	8.5%	10.6	14.2	12.5	(15.1%)	13.7%
Protective	37.99	41.85	37.52	1.3%	11.5%	9.9	10.7	9.2	7.8%	17.3%
Prudential	63.27	76.46	69.22	(8.6%)	10.5%	8.4	10.1	8.9	(4.9%)	14.3%
Sun Life	42.88	48.20	45.08	(4.9%)	6.9%	10.5	11.8	10.5	0.5%	12.1%
Torchmark	59.25	64.24	59.07	0.3%	8.8%	10.0	10.8	10.0	(0.2%)	8.2%
			Mean	(7.2%)	8.7%	9.8x	11.4x	10.0x	(1.6%)	14.9%
			Median	(4.7%)	8.6%	9.9	10.8	9.6	(0.1%)	14.0%
S&P 500	$1,273.69	1,423.57	$1,293.37	(1.5%)						

Impact of Market Change on Offer Price		
Implied Price	Offer Price	Median % Change
$44.98	**$47.20**	**(4.7%)**

Source: Factset (3/7/08, 5/15/08 and 7/8/08) and Company filings

(a) Based on IBES median.

1 | LAZARD

Nationwide Financial

LAZARD

CONFIDENTIAL

Preliminary Valuation Summary

PER SHARE EQUITY VALUATION

$36.00 7/8/08 $39.25

Comparable Company $44.50 5/15/08 $47.00

Public Market

Precedent $56.25 $65.00

Transactions

Comparable Company $41.40 7/8/08 $49.06

Public Market

+ 15 to 25% $51.18 5/15/08 $58.75

Control Premium

Minority Buy-in $50.00 $57.00 Premiums

Adjusted Precedent $45.00 $52.00 Transactions(a)

52-Week $37.93 $62.51

Range

Analyst Forecasted $48.00 $57.00

Transaction Value

$35$ 40 $45 $50 $55 $60 $65

$ 56.25

7/8/08 $ 49.06

$ 51.18 5/15/08 $ 58.75

$ 50.00 $ 57.00

$ 45.00 $ 52.00

$ 48.00 $ 57.00

$ 45 $ 50 $ 55 $ 60

Nationwide Mutual Offer Price: 7/10/20

$ 47.20 per share 08

(a) Adjusted range to reflect 20% decline in Life insurance peer index as shown on page 7.

Nationwide Mutual Offer Price: $47.20 per share

Nationwide Financial

LAZARD

NATIONWIDE FINANCIAL CONFIDENTIAL

NFS Summary Valuation

($ in millions, except per share data)

NFS Comparable Range Relevant Range Per Share Equity Value Statistic Low High Low High Low High I. PUBLIC MARKET VALUATION: a) Analyst Estimates:

2008E P/E $4.44 (a) 7.7x -

12.8x 8.0x - 8.5x $35.48 - $37.70 2009E P/E 5.20 (a) 5.7 - 11.2 7.0 - 7.5 36.40 - 39.00 Price/Adjusted Book Value per Share $39.06 0.60x - 1.92x 0.99x - 1.01x $38.66 - $39.35

Selected Valuation Range $36.00 - $39.25

b) Management Estimates:

2008E P/E $4.49 7.7x - 12.8x 8.0x - 8.5x $35.93 - $38.18 2009E P/E 5.21 5.7 - 11.2 7.0 - 7.5 36.48 - 39.08 Price/Adjusted Book Value per Share $39.06 0.60x - 1.92x 0.98x - 0.99x $38.39 - $38.82

Selected Valuation Range $36.00 - $39.25

II. PRECEDENT TRANSACTIONS:

LTM P/E (1Q 2008) $4.32 (b) 12.6x - 15.2x 13.0x - 15.0x $56.20 - $64.85 FY1 P/E (Management) 4.49 12.1 - 13.8 12.5 - 13.5 56.15 - 60.64 Price/Adjusted Book Value (3/31/2008) $5,382.3 0.77x - 2.25x 1.55x - 1.80x $59.84 - $69.28

Selected Valuation Range $56.25 - $65.00

(a) Based on analysts that have updated or confirmed estimates since first quarter earnings release. (b) Excludes net after-tax benefit of $37.3mm in 2007 from unusual items.

Nationwide Financial
CONFIDENTIAL

Public Market Trading Analysis

($ in millions, except per share data)

	Share Price	FD Equity Mkt. Cap.	Float	Share Price as a Multiple of: Estimated EPS (a) 2008E	2009E	Adj. Book Value (b)	2008E ROAE	Adj. Debt/ Capital (c)	RBC Ratio (d)	Growth: IBES LTGR	2008E - 2009E EPS
Manulife	$36.20	$54,591	$54,172	12.8x	11.2x	1.92x	17.8%	17.7%	439%	12.0%	13.8%
MetLife	53.91	38,957	24,516	8.7	7.9	1.20	13.6%	23.3%	383%	11.0%	10.5%
Prudential	63.27	27,997	27,403	8.4	7.1	1.28	15.1%	35.3%	551%	14.3%	18.3%
Sun Life	41.97	23,664	23,577	10.5	9.3	1.29	14.0%	19.8%	358%	8.0%	13.0%
Lincoln	46.98	12,267	12,112	8.5	7.5	1.07	12.4%	22.8%	475%	11.1%	14.5%
Principal	41.77	10,914	10,794	10.6	9.2	1.62	14.9%	19.6%	376%	12.0%	15.2%
Ameriprise	41.75	9,404	9,252	11.0	9.3	1.20	11.5%	16.5%	683%	11.0%	18.1%
Genworth	17.71	7,723	7,646	7.7	5.7	0.60	8.2%	22.0%	385%	10.0%	34.8%
Torchmark	59.25	5,385	5,254	10.0	9.2	1.61	15.7%	21.5%	283%	9.0%	8.9%
Protective	37.99	2,667	2,638	9.9	8.4	1.04	10.9%	23.9%	465%	9.0%	16.9%
High				12.8x	11.2x	1.92x	17.8%	35.3%	683%	14.3%	34.8%
Mean				9.8	8.5	1.28	13.4%	22.2%	440%	10.7%	16.4%
Median				9.9	8.8	1.24	13.8%	21.7%	412%	11.0%	14.9%
Low				7.7	5.7	0.60	8.2%	16.5%	283%	8.0%	8.9%
NFS:											
Pre-Offer (3/7/08)	$37.93	$5,270	$1,781 (e)	8.0x	7.2x	0.97x	11.8%	21.3%	563%	8.6%	10.0%
Current (7/08/08)	47.37	6,570	2,164 (e)	10.7 (f)	9.1 (f)	1.21	11.4% (f)	22.1%	563%	10.1%	17.2% (f)

Source: FactSet (7/8/08) and Company filings
(a) Based on IBES median estimates.
(b) Adjusted to exclude accumulated other comprehensive income.
(c) Calculated based on Moody's hybrid security rating guidelines
(d) Based on company action level. Data as of 12/31/07.
(e) Reflects class A shares.
(f) Based on analysts that have updated or confirmed estimates since first quarter earnings release.

4 | LAZARD

Nationwide Financial

LAZARD

CONFIDENTIAL

Current Price/Adjusted Book Value vs. ROAE

($ in millions, except per share amounts)

PRICE/ADJUSTED BOOK VALUE VS. 2008E ROAE PRICE/ADJUSTED BOOK VALUE VS. 2009E ROAE

Adj. P/B (a) Adj. P/B (a)

2.5x 2.5x y = 0.2866e10.872x y = 0.271e10.47x R2 = 0.8821 R2 = 0.6931

2.0 Manulife 2.0

Manulife

Implied NFS Implied NFS (Analyst Est.(b))

(12.5%, 1.01x) Principal (Analyst Est.(b)) Principal Implied Share Price: (11.4%, 0.99x)

Torchmark $39.35 Torchmark

1.5 Implied Share Price: 1.5 $38.66

Sun Life Prudential Sun Life Ameriprise Prudential Ameriprise MetLife MetLife Protective Lincoln Protective Lincoln

1.0 1.0

Implied NFS (Mgmt Est.) Implied NFS (Mgmt Est.) (12.4%, 0.99x) (11.3%, 0.98x) Implied Share Price: $38.82 Implied Share Price: $38.39 Genworth Genworth

0.5 0.5

5% 10% 15% 20% 8% 12% 16% 20% 24%

2008E ROAE 2009E ROAE

Source: FactSet (7/8/08) and Company filings.

Note: Management estimate for 2008E ROAE excludes pre-tax annual run-rate target of $27.0mm.

(a) Adjusted to exclude accumulated other comprehensive income.

(b) Based on analysts that have updated or confirmed estimates since first quarter earnings release.

Nationwide Financial
CONFIDENTIAL

Selected Precedent Life Transactions

($ in millions)

Announce Date	Acquiror	Target	% Acquired	Equity Value (b)	Price/Book Reported	Price/Book Adjusted (c)	Price/Earnings LTM (d)	Price/Earnings FY1 (e)	Premium to Unaffected Share Price 1-Day	Premium to Unaffected Share Price 1-Week	Premium to Unaffected Share Price 1-Month
5/17/07 (a)	**American Financial**	**Great American Resources**	**19%**	**$1,194**	**1.08x**	**1.12x**	**15.2x**	**13.1x**	**13%**	**15%**	**12%**
7/12/06	Aviva	AmerUs	100%	2,916	1.93	1.79	14.9	13.8	17%	30%	18%
10/9/05	Lincoln National	Jefferson-Pilot	100%	7,510	1.85	2.25	13.4	13.5	9%	8%	11%
1/31/05	MetLife	Travelers Life & Annuity Co.	100%	11,500	1.28	1.54	13.2	NA	NA	NA	NA
9/28/03	Manulife	John Hancock	100%	10,951	1.37	1.68	12.6	12.1	19%	22%	25%
9/17/03	AXA	MONY	100%	1,508	0.74	0.77	NM	NM	6%	8%	9%
8/8/01	Nationwide Financial	Provident Mutual Life	100%	1,555	1.35	1.41	NA	NA	NA	NA	NA
5/11/01	AIG	American General Corporation	100%	23,622	2.75	2.85	17.4	15.9	20% (f)	16% (f)	19% (f)
10/18/00 (a)	**AXA Group**	**AXA Financial**	**40%**	**24,422**	**3.82**	**3.65**	**26.2**	**18.2**	**5%**	**9%**	**42%**
5/1/00	ING	ReliaStar	100%	5,018	2.54	2.37	18.2	15.4	75%	88%	68%
5/18/00 (a)	**Hartford**	**Hartford Life**	**19%**	**7,089**	**2.88**	**2.54**	**13.9**	**13.3**	**19%**	**40%**	**43%**
2/18/99	Aegon	Transamerica	100%	9,715	1.70	2.58	21.5	19.4	35%	46%	40%
8/20/98	AIG	SunAmerica Inc.	100%	18,820	5.05	5.43	35.2	33.3	26%	37%	28%

Since 2002:

	Price/Book Reported	Price/Book Adjusted	P/E LTM	P/E FY1	1-Day	1-Week	1-Month
High	1.93x	2.25x	15.2x	13.8x	19%	30%	25%
Mean	1.37	1.52	13.9	13.1	13%	16%	15%
Median	1.32	1.61	13.4	13.3	13%	15%	12%
Low	0.74	0.77	12.6	12.1	6%	8%	9%

All Transactions:

	Price/Book Reported	Price/Book Adjusted	P/E LTM	P/E FY1	1-Day	1-Week	1-Month
High	5.05x	5.43x	35.2x	33.3x	75%	88%	68%
Mean	2.18	2.31	18.3	16.8	22%	29%	29%
Median	1.85	2.25	15.2	14.6	19%	22%	25%
Low	0.74	0.77	12.6	12.1	5%	8%	9%

Source: FactSet and Company filings.
Note: Minority buy-in transactions shown in bold.
(a) Announcement date of final offer.
(b) Fully diluted equity value assuming acquisition of 100% of target.
(c) Excludes accumulated other comprehensive income.
(d) Excludes net realized investment gains/losses and non-recurring charges. Assumes 35% tax rate for adjustments when no disclosure is available.
(e) Based on IBES median estimates, except for American Financial/Great American Resources, which is based on management plan.
(f) Prudential PLC made an offer to acquire American General on 3/12/01. The unaffected share prices are measured from 3/9/01.

6 | LAZARD

Nationwide Financial

LAZARD

CONFIDENTIAL

Historical Valuation: Price/Earnings (Current Fiscal Year)

17.5x

28 Sep 03 31 Jan 05 9 Oct 05 12 Jul 06 17 May 07

Manulife acquires MetLife acquires Lincoln National acquires Aviva acquires American Financial John Hancock Travelers Life & Jefferson-Pilot AmerUs acquires Annuity Co. Great American

Resources

15.0

12.5

12.3x

to

20% decline

10.0 9.9x

7.5

30 Jun 03 1 Jul 04 3 Jul 05 5 Jul 06 7 Jul 07 10 Mar 08 8 Jul 08

18 Jul 07 Offer Beginning of credit market crisis on NFS

Life Insurance Index (a) NFS Life Insurance Index Multiple as of 7/8/08 Life Insurance Index Multiple at Lowest Transaction Multiple

Source: FactSet (7/8/08). 7/10/20

(a) Includes Ameriprise, Genworth, Lincoln, Manulife, MetLife, Principal, Protective, Prudential, Sun Life and Torchmark.

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